SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 22, 2006
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                            BellaVista Capital, Inc.
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             (Exact name of registrant as specified in its charter)


           Maryland               0-30507                        94-3324992
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(State or other jurisdiction    (Commission                    (IRS Employer
      of incorporation)         File Number)                 Identification No.)


               420 Florence Street, Suite 200, Palo Alto, CA 94301
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)



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Item 1.01  Entry into a Material Definitive Agreement.

On May 22, 2006, the registrant entered into a 2006 Compensation Agreement with each of Michael Rider, the registrant's Chief Executive Officer, Chief Financial Officer and a member of its Board of Directors, and Eric Hanke, the registrant's Vice President, Business Development.

Mr. Rider's agreement provides for base salary of $250,000 per annum. It provides for an annual bonus of up to $50,000 which is scaled and contingent based on performance criteria, including (i) scaled increases in a measure of the registrant's net realizable value of its assets during the calendar year 2006, (ii) achieving goals in control of operating expenditures, and (iii) liquidating the company's REO portfolio; plus an additional bonus of up to $25,000 in the sole discretion of the Board in the event all performance targets are exceeded. The agreement also provides for deferred compensation, in the form of up to 70,588 shares of the registrant's common stock, to be granted based on increases in a measure of the registrant's net realizable value of its assets over the three calendar year period ending December 31, 2008. All or a portion of the shares will vest on that date in an amount scaled and determined according to benchmark values, with all of the shares vesting if the registrant's net realizable value of its assets, as calculated for purposes of its periodic reports, has increased to $6.12 per share at that date. If such value is in excess of $6.12 per share at that date, then additional shares may be granted in the discretion of the Board. The agreement also provides for determination of these bonus compensation items upon termination of Mr. Rider's employment by the registrant with cause, termination without cause or voluntary termination by Mr. Rider.

Mr. Hanke's agreement provides for base salary of $150,000 per annum. It provides for an annual bonus of up to $50,000 which is scaled and contingent based on performance criteria, including (i) scaled increases in a measure of the registrant's net realizable value of its assets during the calendar year 2006, (ii) achieving goals in control of operating expenditures, and (iii) and assessment of management of the registrant's loan portfolio during the year. The agreement also provides for deferred compensation, in the form of up to 70,588 shares of the registrant's common stock to be granted based on increases in a measure of the registrant's net realizable value of its assets over the three calendar year period ending December 31, 2008. All or a portion of the shares will vest on that date in an amount scaled and determined according to benchmark values, with all of the shares vesting if the registrant's net realizable value of its assets, as calculated for purposes of its periodic reports, has increased to $6.12 per share at that date. If such value is in excess of $6.12 per share at that date, then additional shares may be granted in the discretion of the Board. The agreement also provides for determination of these bonus compensation items upon termination of Mr. Hanke's employment by the registrant with cause, termination without cause or voluntary termination by Mr. Hanke.


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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 22, 2006        BellaVista Capital, Inc.



                                 By:      /s/ MICHAEL RIDER
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                                          Michael Rider, Chief Executive Officer
































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